Exhibit 10.2

AGREEMENT

BETWEEN

GL Photo Processing Corp.

AND

Thrifty Printing Inc.

THIS Agreement is entered into by and between GL Photo Processing Corp. (the "GL"), located at 115 Pudong Ave. Shanghai, China and Thrifty Printing Inc. (the "TPI"), located at 11250 Bonson Rd. Pitt Meadows, BC V3Y 2V3 Canada

WHEREAS GL has agreed to perform the services described herein;

THEREFORE, the parties mutually agree as follows:

  SERVICES: GL agrees to use reasonable efforts to accomplish the services in developing and delivering digital prints for TPI's customers.

  COMPENSATION: In full and complete compensation for all services provided by GL under this Agreement, TPI shall pay to GL by the agreed price. (Price chart attached)

  While GL is not responsible for the content of the submissions, GL reserves the right to delete, move or edit submissions that it, in its sole discretion, deems abusive, defamatory, obscene or in violation of copyright or trademark laws or otherwise unacceptable. GL may request confirmation of the copyright or trademark ownership. GL reserves the right to suspend the shipping of an order before such confirmation is received. If GL does not receive any such confirmation or if there are continued claims of copyright or trademark infringement, GL reserves the right to share certain account information with governmental organizations or other third parties.

GL Photo Processing Corp. Thrifty Printing Inc.

By: /s/ Qiaozhen Chen By:_/s/ Jianhua Zhuang

Qiaozhen Chen Jianhua Zhuang

Date: 2004/07/12 Date: 2004/07/12

Price Chart
Size	Price*
4x6	5c
5x7	14c
5x10	28c
6x12	49c
6x8	28c
8x10	56c
10x12	84c
10x14	98c
12x18	$2.10
16x20	$3.50
20x24	$4.90
20x30	$6.30
24x30	$7.70
12 Image Calendars	3.00
12 4x8 photo cards	2.00
25 4x8 photo cards	3.00
50 4x8 photo cards	3.00
Mousepads	1.00
Mugs	1.00
Coasters	1.00
Placemat	0.60
Memo Board	2.00
Puzzles	1.00
T-shirt	1.00
Sweat Shirt	1.50
BBQ Apron	0.50

* US Dollars